Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 333-253258) on Form S-8 and (No. 333-253259) on Form S-3 of Benitec Biopharma Inc. of our report dated September 20, 2021, relating to the consolidated financial statements of Benitec Biopharma Inc., appearing in this Annual Report on Form 10-K of Benitec Biopharma Inc. for the year ended June 30, 2021.

/s/ BAKER TILLY US, LLP

Campbell, CA

September 20, 2021